EXHIBIT 99.1
News
For Immediate Release
May 21, 2009	Contact:
Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND

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NEW YORK, May 21 -- Minerals Technologies Inc. (NYSE: MTX) yesterday declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on June 17, 2009 to stockholders of record on June 2, 2009.

            Minerals Technologies Inc. is a global resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. The company recorded sales of $1.1 billion in 2008.

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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/